FOR IMMEDIATE RELEASE

CONTACT:	THOMAS C. ELLIOTT
CHIEF FINANCIAL OFFICER
RESOURCE AMERICA, INC.
ONE CRESCENT DRIVE, SUITE 203
PHILADELPHIA, PA 19112
215/546-5005; 215-546-4785 (fax)

RESOURCE AMERICA, INC.
REPORTS OPERATING RESULTS
FOR THE SECOND FISCAL QUARTER ENDED MARCH 31, 2011

Philadelphia, PA, May 4, 2011 - Resource America, Inc. (NASDAQ: REXI) (the "Company”) reported an adjusted loss from continuing operations attributable to common shareholders, a non-GAAP measure, of $675,000, or $0.03 per common share-diluted, and $1.0 million, or $0.05 per common share-diluted, for the second fiscal quarter and six months ended March 31, 2011, respectively, as compared to an adjusted loss from continuing operations attributable to common shareholders of $880,000, or $0.05 per common share-diluted, and $752,000, or $0.04 per common share-diluted, for the second fiscal quarter and six months ended March 31, 2010, respectively. A reconciliation of the Company’s reported GAAP loss from continuing operations attributable to common shareholders to adjusted loss from continuing operations attributable to common shareholders, a non-GAAP measure, is included as Schedule I to this release.

For the second fiscal quarter and six months ended March 31, 2011, the Company reported a GAAP net loss attributable to common shareholders of $4.3 million, or $0.22 per common share-diluted, and $4.8 million, or $0.25 per common share-diluted, respectively, as compared to $1.2 million, or $0.06 per common share-diluted, and  $261,000, or $0.01 per common share-diluted, for the second fiscal quarter and six months ended March 31, 2010, respectively.  Included in GAAP net loss attributable to common shareholders for the second fiscal quarter and six months ended March 31, 2011 was a $2.2 million charge, net of tax, to discontinued operations related to a previously sold real estate asset.

Jonathan Cohen, CEO and President, commented, “During our second quarter ended March 31, 2011, the Company continues to make progress and has now begun to grow again.  Assets under management increased over $600 million from a year ago and revenues increased substantially from last quarter, and growth prospects appear to have been revived in REIT and CLO offerings which have been a key driver to our company’s asset growth.  Our balance sheet is in good shape with approximately $16.5 million in cash and after the closing of our non-core real estate sale in June (under contract now) we expect to book a gain of $8.5 million and take in approximately $17 million of additional cash after taxes.”

Assets Under Management

The following table details the Company’s assets under management by operating segment, which increased by $607.6 million (5%) from March 31, 2010 to March 31, 2011:

	At March 31,	At March 31,
	2011	2010
Financial fund management	$ 11.4 billion	$ 10.3 billion
Real estate	1.6 billion	1.7 billion
Commercial finance	0.7 billion	1.1 billion
	$ 13.7 billion	$ 13.1 billion

A description of how the Company calculates assets under management is set forth in Item 1 of the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2010.

Book Value

As of March 31, 2011, the Company’s book value per common share was $6.69 per share.  Total stockholders’ equity was $127.1 million as of March 31, 2011 as compared to $144.9 million as of March 31, 2010.  Total common shares outstanding were 18,986,783 as of March 31, 2011 as compared to 18,223,993 as of March 31, 2010.

Highlights for the Second Fiscal Quarter Ended March 31, 2011 and Recent Developments

REAL ESTATE:

®
Fundraising:  Resource Real Estate, Inc. (“RRE”), the Company's real estate operating segment, has sponsored and is the external manager of Resource Real Estate Opportunity REIT, Inc. (“RRE Opportunity REIT”), which is a public non-traded real estate program.  Through April 29, 2011, RRE Opportunity REIT has raised approximately $40.2 million and made the acquisition described below during the second fiscal quarter ended March 31, 2011.

®
Acquisition:  In March 2011, RRE purchased a $3.1 million portfolio consisting of four loans on behalf of RRE Opportunity REIT, each of which is secured by a first priority mortgage on a multifamily residential apartment community.  In connection with this purchase, the Company received a $64,000 acquisition fee and will receive management fees and debt servicing fees on two of the loans in the future.

®	Resolution of Equity Interest: In March 2011, RRE, along with an existing joint venture partner, sold its interest in an apartment building in Lafayette, IN and received proceeds of $282,000.

®
Property Management: Resource Real Estate Management, Inc., the Company’s property management subsidiary, increased the apartment units it manages to 14,913 units at 52 properties as of March 31, 2011 from 14,456 units at 54 properties as of March 31, 2010.

FINANCIAL FUND MANAGEMENT:

®
CLO Award Nomination: Apidos Capital Management, LLC (“Apidos”), the Company’s leveraged loan manager, has been selected as a finalist for several Creditflux CLO manager awards. Apidos is a finalist in the categories of Best 2007 US CLO, Best 2006 US CLO and Best 2005 US CLO. It is the only finalist that has been nominated in all three of these categories.  Apidos has also been nominated for Best US CLO manager.

®
New Management Agreement: In February 2011, in connection with the acquisition by Resource Capital Corp. ("RSO") of Churchill Pacific Asset Management LLC, which was renamed Resource Capital Asset Management, LLC (“RCAM”), Apidos was appointed sub-advisor and agent to advise RCAM in connection with its collateral management and collateral administration duties under five collateral management agreements.  In connection with the services provided, Apidos will receive 10% of all base and additional collateral management fees and 50% of incentive management fees collected by RCAM.

COMMERCIAL FINANCE:

®
In January 2011, LEAF Financial Corporation (“LEAF”), the Company’s commercial finance operating segment, raised or obtained commitments for up to approximately $236 million of equity and debt capital to expand its leasing platform through its new lease origination and servicing subsidiary, LEAF Commercial Capital, Inc. ("LEAF Commercial").  LEAF Commercial is a joint venture among LEAF, RSO and Guggenheim Securities, LLC ("Guggenheim").  RSO and Guggenheim committed to investing up to $44 million of capital in the form of preferred stock and subordinated debt into LEAF Commercial.  In addition, Guggenheim has arranged a new financing facility for LEAF Commercial of up to $192 million in revolving senior debt to fund new originations.

®
Lease Origination/Platform Expansion: LEAF Commercial continues to focus its origination efforts to better serve its equipment vendor customers, support its independent equipment dealers and enhance its manufacturer branch networks through its full service processing center in Moberly, MO. In addition, through its Philadelphia, PA processing center, LEAF Commercial will support the captive finance arms of its manufacturer clients, as well as bank outsourcing and direct marketing to end users in select vertical markets.

®
Increased Key Metrics: As a result of the capital raise announced in January 2011 and the refocusing of resources on the expansion of the platform, our commercial finance operation has shown significant increases in key business metrics for the second fiscal quarter ended March 31, 2011 as compared to the first fiscal quarter ended December 31, 2010:

−	Credit Applications – up 31%

−	Lease Originations – up 73%

−	Approved Backlog – up 79%

®
Expanded Credit: In April 2011, Wells Fargo Lender Finance (“Wells”) joined as a participant in LEAF Commercial’s revolving senior debt facility arranged and managed by Guggenheim.  This additional $60 million commitment from Wells will be used by LEAF Commercial to fund new lease originations.

®
Securitizations: Since May 2010, LEAF has completed five securitization transactions totaling $700 million on behalf of affiliates for which it manages leasing portfolios.  These transactions have been term funded through the issuance of contract-backed notes and LEAF will continue to service these securitization pools.

CORPORATE/OTHER:

®
RSO Public Offering: RSO, a real estate investment trust for which the Company is the external manager and a shareholder, completed a public common stock follow-on offering of 6.9 million shares of its common stock at a price of $6.90 per share and received net proceeds, after underwriting discounts and expenses, of $46.6 million.  The Company is paid a base management fee of 1.5% based on RSO’s equity.

®
New Credit Facility:  In February 2011, the Company entered into a new $3.5 million secured line of credit with Republic First Bank (“Republic”).  The Republic facility bears interest at a rate of prime plus 100 basis points with a floor of 4.5% and matures on September 28, 2012.

®
Amended Credit Facility:  In March 2011, the Company entered into an amendment with TD Bank with respect to its corporate credit facility. In connection with this amendment, the following material changes were made:

®	Maximum facility amount was increased from $12.9 million to $14.5 million, consisting of a $5.0 million term loan and a $9.5 million revolving loan component;

®	Maturity date was extended to August 31, 2012 from October 15, 2011;

®	Reduced applicable base rate interest rate spread to 225 basis points over the prime rate (with a 6% floor) from 300 basis points over the prime rate (with a 7.00% floor);

®	Reduced applicable LIBOR interest rate spread to 300 basis points over the prime rate (with a 6% floor) from 450 basis points over the prime rate (with a 7.50% floor); and

®	Modification to apply asset sale prepayments to only reduce the term loan.

®
Dividends:  The Company’s Board of Directors authorized the payment on April 29, 2011 of a $0.03 cash dividend per share on the Company’s common stock to holders of record as of the close of business on April 19, 2011.  RSO declared a cash dividend of $0.25 per common share for its first quarter ended March 31, 2011.

Resource America, Inc. is a specialized asset management company that uses industry specific expertise to evaluate, originate, service and manage investment opportunities for its own account and for outside investors in the real estate, commercial finance and financial fund management sectors.

For more information, please visit our website at www.resourceamerica.com or contact investor relations at pkamdar@resourceamerica.com.

Statements made in this release include forward-looking statements, which involve substantial risks and uncertainties.  The Company’s actual results, performance or achievements could differ materially from those expressed or implied in this release and its other reports filed with the Securities and Exchange Commission.  For information pertaining to risks relating to these forward-looking statements, reference is made to the section “Risk Factors” contained in Item 1A of the Company’s Annual Report on Form 10-K and in other of its public filings with the Securities and Exchange Commission.  The Company undertakes no obligation to update or revise any forward-looking statements to reflect new or changing information or events except as may be required by law.

A registration statement relating to securities offered by RRE Opportunity REIT was declared effective by the SEC on June 16, 2010.  A written prospectus relating to these securities may be obtained by contacting Chadwick Securities, Inc., 2005 Market Street, 15th Floor, Philadelphia, PA 19102.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

The remainder of this release contains the Company’s unaudited consolidated balance sheets, consolidated statements of operations, consolidated statements of cash flows, and reconciliation of GAAP loss from continuing operations attributable to common shareholders to adjusted loss from continuing operations attributable to common shareholders.

RESOURCE AMERICA, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands, except share data)

	March 31,	September 30,
	2011	2010
	(unaudited)
ASSETS
Cash	$16,495	$11,243
Restricted cash	21,446	12,018
Receivables	1,138	1,671
Receivables from managed entities and related parties, net	59,498	66,416
Investments in commercial finance, net	145,961	12,176
Investments in real estate, net	27,547	27,114
Investment securities, at fair value	19,469	22,358
Investments in unconsolidated entities	12,861	13,825
Property and equipment, net	8,312	9,984
Deferred tax assets	46,114	43,703
Goodwill	7,969	7,969
Other assets	7,594	5,776
Total assets	$374,404	$234,253

LIABILITIES AND EQUITY
Liabilities:
Accrued expenses and other liabilities	$34,409	$38,492
Payables to managed entities and related parties	297	156
Borrowings	180,643	66,110
Deferred tax liabilities	411	411
Total liabilities	215,760	105,169

Commitments and contingencies

Equity:
Preferred stock, $1.00 par value, 1,000,000 shares authorized; none outstanding	−	−
Common stock, $.01 par value, 49,000,000 shares authorized; 28,740,931 and 28,167,909 shares issued, respectively (including nonvested restricted stock of 645,708 and 741,086, respectively)	281	274
Additional paid-in capital	280,906	281,378
Accumulated deficit	(43,496)	(37,558)
Treasury stock, at cost; 9,108,440 and 9,125,253 shares, respectively	(99,085)	(99,330)
Accumulated other comprehensive loss	(11,504)	(12,807)
Total stockholders’ equity	127,102	131,957
Noncontrolling interests	31,542	(2,873)
Total equity	158,644	129,084
	$374,404	$234,253

RESOURCE AMERICA, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	Three Months Ended		Six Months Ended
	March 31,		March 31,
	2011	2010	2011	2010
REVENUES:
Real estate	$6,258	$5,770	$13,132	$12,717
Commercial finance	6,477	7,409	7,953	16,232
Financial fund management	7,612	6,221	15,942	15,873
	20,347	19,400	37,027	44,822
COSTS AND EXPENSES:
Real estate	6,088	5,516	11,549	10,243
Commercial finance	3,693	4,731	7,966	9,306
Financial fund management	5,960	4,700	12,680	9,404
General and administrative	2,897	2,768	6,013	6,200
(Gain) loss on sale of leases and loans	(252)	(31)	(263)	551
Provision for credit losses	2,719	1,210	4,325	1,986
Depreciation and amortization	2,921	2,382	4,046	4,588
	24,026	21,276	46,316	42,278
OPERATING (LOSS) INCOME	(3,679)	(1,876)	(9,289)	2,544

OTHER INCOME (EXPENSE):
Total other-than-temporary impairment losses on investment securities	−	(297)	−	(297)
Portion recognized in other comprehensive loss	−	−	−	−
Net other-than-temporary impairment losses recognized in earnings	−	(297)	−	(297)
Gain on sale of management contract	−	−	6,520	−
Gain on extinguishment of servicing and repurchase liabilities	4,426	−	4,426	−
Gain (loss) on sale of investment securities, net	97	(424)	(1,364)	(424)
Interest expense	(4,167)	(3,871)	(6,536)	(7,688)
Other income, net	203	637	1,289	1,207
	559	(3,955)	4,335	(7,202)
Loss from continuing operations before taxes	(3,120)	(5,831)	(4,954)	(4,658)
Income tax benefit	(1,290)	(3,986)	(1,932)	(3,401)
Loss from continuing operations	(1,830)	(1,845)	(3,022)	(1,257)
Loss from discontinued operations, net of tax	(2,153)	(2)	(2,153)	(2)
Net loss	(3,983)	(1,847)	(5,175)	(1,259)
Add: net (income) loss attributable to noncontrolling interests	(283)	615	342	998
Net loss attributable to common shareholders	$(4,266)	$(1,232)	$(4,833)	$(261)
Amounts attributable to common shareholders:
Loss from continuing operations, net of tax	$(2,113)	$(1,230)	$(2,680)	$(259)
Discontinued operations, net of tax	(2,153)	(2)	(2,153)	(2)
Net loss	$(4,266)	$(1,232)	$(4,833)	$(261)
Basic loss per share:
Continuing operations	$(0.11)	$(0.06)	$(0.14)	$(0.01)
Discontinued operations	(0.11)	−	(0.11)	−
Net loss	$(0.22)	$(0.06)	$(0.25)	$(0.01)
Weighted average shares outstanding	19,355	19,089	19,213	18,888
Diluted loss per share:
Continuing operations	$(0.11)	$(0.06)	$(0.14)	$(0.01)
Discontinued operations	(0.11)	−	(0.11)	−
Net loss	$(0.22)	$(0.06)	$(0.25)	$(0.01)
Weighted average shares outstanding	19,355	19,089	19,213	18,888
Dividends declared per common share	$0.03	$0.03	$0.06	$0.06

RESOURCE AMERICA, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Six Months Ended March 31,
	2011	2010
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(5,175)	$(1,259)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation and amortization	6,243	6,721
Net other-than-temporary impairment losses recognized in earnings	−	297
Provision for credit losses	4,325	1,986
Equity in earnings of unconsolidated entities	(1,944)	(3,441)
Distributions from unconsolidated entities	2,751	2,701
(Gain) loss on sale of leases and loans	(263)	551
Loss on sale of investment securities, net	1,364	424
Gain on resolution of assets	−	(287)
Gain on sale of management contract	(6,520)	−
Extinguishment of servicing and repurchase liabilities	(4,426)	−
Deferred income tax (benefit) provision	(3,065)	33
Equity-based compensation issued	1,401	2,014
Equity-based compensation received	(33)	(375)
Decrease in commercial finance investments	−	37,182
Loss from discontinued operations	2,153	2
Changes in operating assets and liabilities	(1,047)	(19,657)
Net cash (used in) provided by operating activities	(4,236)	26,892

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(411)	(236)
Payments received on real estate loans and real estate	−	2,885
Investments in unconsolidated real estate entities	(419)	(1,512)
Purchase of commercial finance assets	(25,790)	−
Proceeds from sale of management contract	9,095	−
Purchase of loans and investments	−	(1,011)
Proceeds from sale of loans and investments	3,341	1,510
Principal payments received on loans	−	333
Net cash (used in) provided by investing activities	(14,184)	1,969

CASH FLOWS FROM FINANCING ACTIVITIES:
Increase in borrowings	31,000	71,001
Principal payments on borrowings	(13,756)	(116,525)
Dividends paid	(1,105)	(1,088)
Proceeds from issuance of common stock	1,853	58
Proceeds from issuance of subsidiary preferred stock	10,221	−
Increase in debt financing costs	(1,075)	(1,374)
(Decrease) increase in restricted cash	(3,518)	194
Net cash provided by (used in) financing activities	23,620	(47,734)

CASH FLOWS FROM DISCONTINUED OPERATIONS
Operating	52	−
Net cash provided by discontinued operations	52	−

Increase (decrease) in cash	5,252	(18,873)
Cash at beginning of year	11,243	26,197
Cash at end of period	$16,495	$7,324

SCHEDULE I

RECONCILIATION OF GAAP LOSS FROM CONTINUING OPERATIONS ATTRIBUTABLE TO COMMON
SHAREHOLDERS TO ADJUSTED LOSS FROM CONTINUING OPERATIONS ATTRIBUTABLE TO
COMMON SHAREHOLDERS (1)
(in thousands, except per share data)
(unaudited)

	Three Months Ended		Six Months Ended
	March 31,		March 31,
	2011	2010	2011	2010
Loss from continuing operations attributable to common shareholders − GAAP	$(2,113)	$(1,230)	$(2,680)	$(259)
Adjustments, net of tax:
Loss from commercial finance operations (2)	395	786	2,689	791
Relocation charges	339	−	305	−
Partnership level adjustments	163	234	124	(968)
Non-cash amortization of warrants	271	192	472	354
Gain on trading securities/foreign exchange translation adjustments	(45)	−	(236)	−
Deferred tax assets	24	(1,303)	446	(1,212)
Impairment/loss on sale of investment securities	−	160	764	157
Gain on sale of management contract	−	−	(3,391)	−
Other	291	281	493	385
Adjusted loss from continuing operations attributable to common shareholders	$(675)	$(880)	$(1,014)	$(752)

Weighted average diluted shares outstanding	19,355	19,089	19,213	18,888

Adjusted loss from continuing operations attributable to common shareholders per common share-diluted	$(0.03)	$(0.05)	$(0.05)	$(0.04)

(1)
For comparability purposes, the Company is presenting adjusted loss from continuing operations attributable to common shareholders because it facilitates the evaluation of the Company’s underlying operating performance without the effect of adjustments that do not directly relate to that performance.  Adjusted loss from continuing operations attributable to common shareholders should not be considered as an alternative to loss from continuing operations attributable to common shareholders (computed in accordance with GAAP).  Instead, adjusted loss from continuing operations attributable to common shareholders should be reviewed in connection with loss from continuing operations attributable to common shareholders in the Company’s consolidated financial statements, to help analyze how the Company’s business is performing.

(2)
Loss from commercial finance operations consists of revenues and expenses from commercial finance operations (including gains or losses from the sale of leases and loans, gain on extinguishment of servicing and repurchase liabilities, provision for credit losses and depreciation and amortization) net of applicable tax benefits and noncontrolling interests.